SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2009

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 Schumacher Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2009, the Compensation Committee of the Board of Directors of ArtiCure, Inc. (the “Company”) amended the original grants of performance based equity awards (“Performance Share Awards”) of certain executive officers of the Company as filed on Form 8-K on October 31, 2008. The amended terms of the grant amend the number of shares of Common Stock payable under each award to be dependent upon the Company’s achievement of operating income (loss) plus depreciation, amortization and share-based compensation included in operating income (loss) of at least $0 for the year ending December 31, 2009 (the “2009 Goal”). The previous 2009 goal was dependent upon the Company’s achievement of net income (excluding non-cash compensation) of at least $0 for the year ending December 31, 2009.

The additional goal for 2010 remains unchanged as the achievement of total revenue growth of 20% for the year ending December 31, 2010 over the year ending December 31, 2009 (the “2010 Goal”).

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits

10.1	Amended Form of Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: March 30, 2009	By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and Administration and Chief Financial Officer